Exhibit 10.4

[CBS letterhead]

September 30, 2004

VIA FACSIMILE – 615-369-7388

& DHL EXPRESS

Ms. Deborah McDermott

President, Broadcast Group

Young Broadcasting

441 Murfreesboro Road

Nashville, TN  37210

Re:                               Station Affiliation Agreements dated September 19, 1994 (as amended)

between (i) Young Broadcasting of Lansing, Inc. and CBS for WLNS-TV

in Lansing, Michigan; and (ii) KLFY, L.P. and CBS for KLFY-TV in

Lafayette, Louisiana (“CBS Affiliation Agreements”)

Deb,

In order to extend the Agreement for an additional one (1) week, Paragraph 3(a) of the Agreement is hereby deleted and replaced by the following new Paragraph 3(a):

“3.	Term and Termination.

	(a)	Term.

The term of this Agreement shall be the period commencing on October 1, 2004 and expiring on October 7, 2004. Notwithstanding any provision of any offer or acceptance under Paragraph I hereof, upon the expiration or any termination of the term of this Agreement, Broadcaster shall have no right whatsoever to broadcast over Affiliated Station any Network Program.”

Please sign below indicating your acceptance and return to us for counter-execution.

Sincerely,

CBS Affiliate Relations, a subsidiary of CBS, Inc.	YOUNG BROADCASTING

/s/ Peter K. Schruth	/s/ Deborah McDermott
Peter K. Schruth	Deborah McDermott